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December 20, 2002



MidAmerican Energy Holdings Company
666 Grand Avenue
Des Moines, IA 50309


Re: Registration Statement on Form S-4
    File No. 333-101699

Ladies and Gentlemen:

We are counsel to MidAmerican Energy Holdings Company, an Iowa corporation (the "Registrant"), and have acted as such in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (File No. 333-101699) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to $200,000,000 aggregate principal amount of 4.625% Senior Notes due 2007 of the Registrant and $500,000,000 aggregate principal amount of 5.875% Senior Notes due 2012 of the Registrant (collectively, the "New Notes") offered in exchange for all outstanding 4.625% Senior Notes due 2007 of the Registrant and all outstanding 5.875% Senior Notes due 2012 of the Registrant, respectively, originally issued and sold in reliance upon an exemption from registration under the Securities Act (collectively, the "Original Notes").

The Original Notes were issued under, and the New Notes are to be issued under, one indenture, as supplemented by a supplemental indenture (collectively, as supplemented, the "Indenture"), each dated as of October 4, 2002, entered into between MidAmerican Energy Holdings Company and The Bank of New York, as trustee (the "Trustee"). The exchange will be made pursuant to an exchange offer contemplated by the Registration Statement (the "Exchange Offer"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the prospectus included in the Registration Statement.

In so acting, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of (a) the Notes, (b) the Indentures, and (c) the Articles of Incorporation, as amended, and the Amended and Restated By-Laws of the Registrant.

We have also examined original, reproduced or certified copies of such records of the Registrants as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties other than the Registrant; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Registrant submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as


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MidAmerican Energy Holdings Company
December 20, 2002
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conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements (including the Notes and the Indentures) by all parties thereto (other than the Registrant) and the binding effect of such documents and agreements on all such parties;
(iv) the legal right and power of all such parties other than the Registrant under all applicable laws and regulations to enter into, execute and deliver such agreements and documents; and (v) the capacity of natural persons. As to all questions of fact material to such opinions, we have relied without independent check or verification upon representations contained in the Notes and the Indentures; certificates of the Registrant and its respective officers, employees, agents and representatives; and certificates of public officials. We have not independently investigated or verified the matters set forth therein.

A. Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

         1. The execution and delivery of the Indenture has been duly authorized by the Registrant, and the Indenture constitutes legal, valid and binding obligations enforceable against the Registrant in accordance with the terms thereof.

         2. The New Notes have been duly authorized by the Registrant and when duly executed by the proper officers of the Registrant, duly authenticated by the Trustee and issued by the Registrant in accordance with the terms of the Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of the Registrant, will be entitled to the benefits of the Indenture and will be enforceable against the Registrant in accordance with the terms thereof.

B.       The foregoing opinions are subject to the following qualifications:

         The opinions set forth in paragraphs A1 and A2 above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.


This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the


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MidAmerican Energy Holdings Company
December 20, 2002
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laws of any jurisdiction, other than the laws of the State of New York, the
Delaware General Corporation Law, and the Federal laws of the United States.

We hereby consent to being named as counsel for the Registrant in the Registration Statement and under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Willkie Farr & Gallagher